UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1100 Louisiana Street, 10th Floor, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including Area Code:  (713) 381-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 24, 2014, Dan Duncan LLC ("DDLLC"), the sole member of Enterprise Products Holdings LLC (the "Company"), elected a slate of individuals together constituting the entire Board of Directors (the "Board") of the Company, which is the sole general partner of Enterprise Products Partners L.P. (the "Partnership").  The slate of directors (which took effect on April 24, 2014) includes: (i) the following existing members of the Board:  Thurmon M. Andress; E. William Barnett; Michael A. Creel; W. Randall Fowler; Charles E. McMahen; Richard S. Snell; A. James Teague; and Randa Duncan Williams and (ii) the following new member of the Board:  James T. Hackett.  Mr. Hackett has been appointed to the Governance Committee of the Board.  The following individuals (who served as directors prior to April 24, 2014) were not reelected to the Board:  Richard H. Bachmann, Larry J. Casey, Dr. Ralph S. Cunningham, Rex C. Ross and Edwin E. Smith.

After giving effect to the election of the new Board, each of Mr. Casey and Mr. Smith was appointed as an advisory director.  In such capacity, Mr. Casey and Mr. Smith are not entitled to vote as directors on any matters.  O. S. Andras will also continue to serve as an honorary director.

In connection with the election of the new Board, the Audit and Conflicts Committee and the Governance Committee of the Board have also been recomposed to consist of:

Audit and Conflicts Committee	Governance Committee
Charles E. McMahen — Chairman	E. William Barnett — Chairman
Thurmon M. Andress	James T. Hackett
Richard S. Snell	Randa Duncan Williams

Mr. Hackett, age 60, is a partner with Riverstone Holdings LLC, a private energy investment firm.  He served as Executive Chairman of the board of directors of Anadarko Petroleum Corporation, one of the world's largest independent oil and natural gas exploration and production companies, from 2012 to 2013 after serving as Chief Executive Officer since 2003 and Chairman of the Board since 2006.  He also served as Anadarko's President from 2003 to 2010.  Mr. Hackett is a director of Cameron International Corporation, Fluor Corporation and Bunge Ltd.  He also serves on the board of a closed investment fund traded on the London Stock Exchange called Riverstone Energy Ltd.  Mr. Hackett is a former director of Halliburton Company and the former Chairman of the Board of the Federal Reserve Bank of Dallas.  He is Chairman of the National Petroleum Council, a member of the Society of Petroleum Engineers and Chairman of the Baylor College of Medicine Board of Trustees.  Mr. Hackett is also a former adjunct Professor of Finance at Rice University.

There were no arrangements or understandings between Mr. Hackett and any other person pursuant to which Mr. Hackett was elected as a director.

Item 8.01.  Other Events.

On April 24, 2014, the Partnership issued a press release announcing the Board election described in Item 5.02 of this Current Report on Form 8-K.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.
By: Enterprise Products Holdings LLC, its General Partner

Date: April 24, 2014	By:	/s/ Michael J. Knesek
	Name:	Michael J. Knesek
	Title:	Senior Vice President, Controller and Principal Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated April 24, 2014.